SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                  FORM 8-K/A


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                     Securities and Exchange Act of 1934


        Date of Report (Date of earliest event reported) JUNE 30, 1998


                          PROPERTY RESOURCES FUND VI
            (Exact Name of Registrant as Specified in its Charter)





CALIFORNIA                          2-77330                         94-2838890
State or other jurisdiction    Commission File                    IRS Employer
 of incorporation                    Number                     Identification
                                                                        Number




                      1800 GATEWAY DRIVE, SAN MATEO, CA 94404
             (Address of Principal Executive Offices) (Zip Code)


      Registrant's telephone number, including area code: (650)312-3000


ITEM 7:     PRO FORMA FINANCIAL INFORMATION

On June 30, 1998, Property Resources Fund VI ("the Partnership") sold the Grouse Run Apartments ("Grouse Run") property to an unaffiliated buyer for a total sales price of $6,902,500 resulting in net cash proceeds to the Partnership of $6,625,750. In connection with the sale, the Partnership recognized a gain of $2,498,000.

The unaudited condensed pro forma statements of operations set forth below are presented as if the sale of the Grouse Run had occurred on January 1, 1997. The sale of Grouse Run occurred on June 30, 1998, and therefore the balance sheet presented in the interim financial statements as of that date reflected the effects of the sale. The proforma financial and operating data are not necessarily indicative of what actual results of operations or the financial position of the Partnership would have been, nor does it purport to present the results of operations or financial position for future periods.

             Unaudited Condensed Pro Forma Statements of Operations
                           Property Resources Fund VI
                     (in thousands except per unit amounts)


                             FOR THE YEAR ENDED DECEMBER 31, 1997
                              Unadjusted     Adjustments   Proforma

Total revenue                   $2,122        $(1,213)       $909
Total expenses                  $1,667        $(1,207)       $460
Net income                        $455            $(6)       $449
Net income per unit             $20.01                     $19.73

                             FOR THE SIX MONTHS ENDED JUNE 30, 1998
                               Unadjusted    Adjustments   Proforma

Total revenue                   $1,054          $(580)      $474
Total expenses                    $885          $(619)      $266
Net income                      $2,667        $(2,460)      $207
Net income per unit            $122.03                     $8.08


The pro forma statements of operations do not include the related gains on sale of rental property.

Total revenues are adjusted by the amount of rental revenues generated by Grouse Run during the periods presented. Expenses are reduced by the property operating expenses associated with Grouse Run, offset by the reduced interest expense resulting from the revised debt structure following the assumed sale of the property on January 1, 1997.

The proforma financial and operating data are not necessarily indicative of what actual results of operations or the financial position of the Partnership would have been, nor does it purport to present the results of operations or financial position for future periods.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned heretofore duly authorized.



Dated: September 16, 1998          PROPERTY RESOURCES, INC.,
                                   General Partner of Property Resources Fund VI



                        BY:   /S/ DAVID P. GOSS
                                  David P. Goss
                                  President